UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

Black Bird Biotech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52828	98-0521119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Yucca Drive, Suite 104, Flower Mound, Texas 75028

(Address of principal executive offices, including zip code)

(833) 223-4204

(Registrant’s telephone number, including area code)

Digital Development Partners, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

               On April 23, 2021, Black Bird Biotech, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada. The Amendment amended the Company’s Articles of Incorporation to change the name of the Company from “Digital Development Partners, Inc.” to “Black Bird Biotech, Inc.” (the “Name Change”). The Name Change was approved on April 13, 2021, by the holders of 58.32% of the Company’s outstanding common stock acting by written consent in lieu of a meeting.

               On June 11, 2021, the Financial Industry Regulatory Authority (FINRA) approved the Amendment effecting the Name Change, which became effective at the open of business on June 14, 2021. In conjunction with the Name Change, the ticker symbol for the common stock of the Company changed from “DGDM” to “BBBT,” also effective at the open of business on June 14, 2021. The new CUSIP number for the Company’s common stock is 09183V101.

               A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation filed April 23, 2021.

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

BLACK BIRD BIOTECH, INC.

Date: June 14, 2021.	By:	/s/ Fabian G. Deneault
Fabian G. Deneault
President

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